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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              CENDANT CORPORATION
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                       (Exact Name of Registrant as Specified in its Charter)

              Delaware                                 06-0918165
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State of incorporation of Organization      I.R.S. Employer Identification No.:

           Cendant Corporation
             6 Sylvan Way
         Parsippany, New Jersey  07054                   07054
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(Address of Principal Executive Officer)               (Zip Code)


    If this Form relates to the            If this Form relates to the
    registration of a class of             registration of a class of
    debt securities and is ef              debt securities and is to
    fective upon filing pursu-             become effective
    ant to General Instruction             simultaneously with the
    A(c)(1) please check the               effectiveness of a concurrent
    following box.    |_|                  registration statement under
                                           the Securities Act of 1933
                                           pursuant to General
                                           Instruction A(c)(2) please
                                           check the following box. |_|



    Title of Each Class                    Name of Each Exchange on Which
    to be so Registered                    Each Class is to be Registered
    -------------------                    ------------------------------
    Income PRIDES                            New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

                  The classes of securities to be registered hereby are the Income PRIDES, of Cendant Corporation, a Delaware corporation.

                  For a description of the Income PRIDES, reference is made to Amendment No. 3 to the Registration Statement on Form S-3 of Cendant Corporation, among other registrants (Registration No. 333-45227), filed with the Securities and Exchange Commission on February 20, 1998, and the forms of prospectus and prospectus supplement for the Income PRIDES, included therein, which description is incorporated herein by reference. Definitive copies of the prospectus and the prospectus supplement describing the Income PRIDES will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.  Exhibits

                  1. Form of Purchase Contract Agreement, between Cendant Corporation and The First National Bank of Chicago, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4-18 of Amendment No. 3 to the Registration Statement).

                  2. Form of Pledge Agreement, among Cendant Corporation, The Chase Manhattan Bank, as Collateral Agent, and The First National Bank of Chicago, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4-19 of Amendment No. 3 to the Registration Statement).

                  3. Forms of Income PRIDES and GROWTH PRIDES (incorporated herein by reference to Exhibit A and Exhibit B of Exhibit 4-19 of Amendment No. 3 to the Registration Statement).

                  4. Form of Amended and Restated Declaration of Trust, between James E. Buckman and Michael P. Monaco as Regular Trustees, Cendant Corporation and
                           Wilmington Trust Company as Institutional Trustee (incorporated herein by reference to Exhibit 4-10 of Amendment No. 3 to the Registration Statement).


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                  5.       Form of Preferred Security (incorporated herein by
                           reference to Exhibit 4-10 of Amendment No. 3 to the Registration Statement).

                  6. Form of Supplemental Indenture to Senior Debt Securities Indenture, among Cendant Corporation and The Bank of Nova Scotia Trust Company of New York as Indenture Trustee (incorporated herein by reference to Exhibit 4-22 of Amendment No. 3 to the Registration Statement).

                  7. Form of Debenture (incorporated herein by reference to Exhibit 4-20 of Amendment No. 3 to the Registration Statement).

                  8. Form of Guarantee Agreement, among Wilmington Trust Company as Institutional Trustee and Cendant Corporation (incorporation herein by reference to Exhibit 4-13 of Amendment No. 3 to the Registration Statement).


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                                   SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registration has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              CENDANT CORPORATION

Dated:  February 23, 1998                    By:  /s/  James E. Buckman
                                                -----------------------
                                                James E. Buckman
                                                Senior Executive Vice President
                                                and General Counsel